Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Allen Snyder, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Carrier Access Corporation on Form 10-Q for the quarterly period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Carrier Access Corporation.

	By:	/s/ ALLEN SNYDER
	Name:	Allen Snyder
Date: August 3, 2007	Title:	President and Chief Executive Officer

I, Gary Gatchell, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Carrier Access Corporation on Form 10-Q for the quarterly period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Carrier Access Corporation.

	By:	/s/ GARY GATCHELL
	Name:	Gary Gatchell
Date: August 3, 2007	Title:	Executive Vice President and Chief Financial Officer